UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule §240.14a-12
MANHATTAN ASSOCIATES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MANHATTAN ASSOCIATES, INC.
2300 Windy Ridge Parkway, Suite 1000
Atlanta, Georgia 30339
(770) 955-7070
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 30, 2008
     NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders of Manhattan Associates, Inc. (the “Company”) will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, at 9:00 a.m., Atlanta, Georgia time, on Friday, May 30, 2008 (the “Annual Meeting”), to consider and act upon:
1.	the election of four directors to the Company’s Board of Directors;

2.	a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.	such other business as may properly come before the Annual Meeting or any adjournment thereof.
     The Board of Directors has fixed the close of business on March 31, 2008, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

David K. Dabbiere Senior Vice President and Chief Legal Officer
April 29, 2008
Atlanta, Georgia
IMPORTANT
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SUBMIT YOUR VOTE THROUGH THE INTERNET, BY TELEPHONE, OR MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 30, 2008:
The proxy statement and annual report to shareholders are available at http://www.manh.com/proxy08

Annual Meeting of Shareholders
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1
ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
POLICY ON RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS
COMMUNICATION WITH DIRECTORS
FORM 10-K EXHIBITS
OTHER MATTERS

MANHATTAN ASSOCIATES, INC.
2300 Windy Ridge Parkway, Suite 1000
Atlanta, Georgia 30339

Proxy Statement

Annual Meeting of Shareholders
To Be Held May 30, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING
Shareholders Meeting
     This Proxy Statement and the enclosed proxy card (“Proxy”) are furnished on behalf of the Board of Directors of Manhattan Associates, Inc., a Georgia corporation (the “Company,” “our” or “we”), to solicit proxies for use at the Annual Meeting of Shareholders to be held on Friday, May 30, 2008, at 9:00 a.m., Atlanta, Georgia time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339. The Company intends to mail this Proxy Statement and the accompanying Proxy on or about April 29, 2008, to all shareholders entitled to vote at the Annual Meeting.
Shareholders Entitled to Vote
     Only holders of record of the Company’s $.01 par value per share common stock (the “Common Stock”) at the close of business on March 31, 2008 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2008, the Company had outstanding and entitled to vote 24,576,923 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is voted at the Annual Meeting by providing written notice of revocation to the Secretary of the Company, by filing with the Secretary of the Company a Proxy bearing a later date, or by voting through the Internet or by telephone or in person at the Annual Meeting. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person, voting though the Internet or telephone or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.
Counting of Votes
     The purpose of the Annual Meeting is to consider and act upon the matters that are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed Proxy and other voting methods described in the Proxy provide a means for a shareholder to vote upon each of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement, including a means for a shareholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The Company’s Bylaws provide that Directors are elected by a plurality of the votes cast—that is, the nominees who receive the most votes for the available directorships will be elected as Directors.

     The accompanying Proxy and other voting methods described in the Proxy also provide a means for a shareholder to vote for, against or abstain from voting on the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder’s directions. Assuming a quorum is present, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and approval of any other matters as may properly come before the meeting require that the votes cast in favor of the matter exceed the votes cast against the matter. Abstentions and broker non-votes are not considered “votes cast” and therefore will have no effect on the results of the vote with respect to such proposals.
Proxies
     When the enclosed Proxy is properly signed and returned, or submitted via Internet or telephone as described on the Proxy, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors and in favor of ratification of the appointment of our independent registered public accounting firm.
Proxy Solicitation Costs
     The Company will bear the entire cost of soliciting proxies to be voted at the Annual Meeting, including the preparation, printing and mailing of proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone, telegram or facsimile. No additional compensation will be paid to such persons for such solicitation. We have also hired Georgeson, Inc. to distribute and solicit proxies. We will pay Georgeson, Inc. $6,500, plus reasonable expenses, for these services. The Company will reimburse brokers, banks and other nominees for their reasonable out-of-pocket expenses for forwarding the proxy materials to their customers who are beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth the amount and percent of shares of Common Stock that, as of December 31, 2007, unless a different date is noted below, are deemed under the rules of the Securities and Exchange Commission (the “SEC” or “Commission”) to be “beneficially owned” by each member of the Board of Directors of the Company, by each nominee to become a member of the Board of Directors, by each Named Executive Officer of the Company (as defined on page 14 herein), by all directors and executive officers of the Company as a group, and by any person or “group” (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock.

	Common Stock
	Beneficially Owned(1)
	Number of	Percentage
	Shares of	of
Name of Beneficial Owner	Common Stock	Class
Peter F. Sinisgalli (2)	706,667	2.77%
Dennis B. Story (3)	57,000	*
Pervinder Johar (4)	142,250	*
Jeffrey S. Mitchell (5)	467,586	1.84
David K. Dabbiere (6)	109,270	*
John J. Huntz, Jr. (7)	144,629	*
Brian J. Cassidy (8)	204,910	*
Paul R. Goodwin (9)	91,910	*
Pete Kight (10)	3,639	*
Dan Lautenbach (11)	3,639	*
Thomas E. Noonan (12)	126,910	*
Deepak Raghavan (13)	193,323	*
Bank of America Corporation (14)	1,667,075	6.52%
Barclays Global Investors NA (15)	1,997,375	7.82%
Goldman Sachs Asset Management, L.P. (16)	1,290,926	5.1%
Friess Associates LLC (17)	1,362,000	5.3%
Kornitzer Capital Management, Inc. (18)	1,686,788	6.60%
All executive officers and directors as a group (12 persons) (19)	2,251,733	8.92%

*	Less than 1% of the outstanding Common Stock.

(1)	For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding include (i) 24,899,919 shares outstanding as of December 31, 2007 and (ii) shares issuable by the Company pursuant to options held by the respective person or group that may be exercised within 60 days following December 31, 2007 (“Presently Exercisable Options”). Presently Exercisable Options are considered to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 2300 Windy Ridge Parkway, Suite 1000, Atlanta, Georgia 30339.

(2)	Includes 590,000 shares issuable pursuant to Presently Exercisable Options.

(3)	Includes 49,000 shares issuable pursuant to Presently Exercisable Options

(4)	Includes 133,250 shares issuable pursuant to Presently Exercisable Options.

(5)	Includes 444,500 shares issuable pursuant to Presently Exercisable Options.

(6)	Includes 92,875 shares issuable pursuant to Presently Exercisable Options.

(7)	Includes 137,500 shares issuable pursuant to Presently Exercisable Options.

(8)	Includes 173,500 shares issuable pursuant to Presently Exercisable Options.

(9)	Includes 87,500 shares issuable pursuant to Presently Exercisable Options.

(10)	Includes 2,587 shares issuable pursuant to Presently Exercisable Options.

(11)	Includes 2,587 shares issuable pursuant to Presently Exercisable Options.

(12)	Includes 122,500 shares issuable pursuant to Presently Exercisable Options.

(13)	Includes 413 shares held by Mr. Raghavan’s wife and 48,000 shares held by a trust controlled by Mr. Raghavan’s wife. Also includes 102,500 shares issuable pursuant to Presently Exercisable Options. Mr. Raghavan disclaims beneficial ownership of the shares held by his wife and the shares held by the trust controlled by his wife.

(14)	Based on an Amendment to Schedule 13G filed with the Commission on February 7, 2008, to reflect the merger of U.S. Trust Corporation, N.A. into Bank of America Corporation on July 1, 2007. Some of the voting and dispositive power over these shares is shared among its affiliates. The address of Bank of America Corporation is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(15)	Based on a Schedule 13G filed with the Commission on February 5, 2008, jointly filed by Barclays Global Investors, NA, a bank, and its investment advisor affiliates. Includes 1,997,375 shares of Common Stock owned by various investment advisory clients of Barclays Global Investors, NA, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. In all cases, persons other than Barclays Global Investors, NA and its affiliates have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares and no individual client holds more than five percent of the class. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, CA 94105.

(16)	Based on a Schedule 13G filed with the Commission on February 1, 2008, by Goldman Sachs Asset Management, L.P., an investment adviser. Includes 1,290,926 shares of Common Stock owned by various investment advisory clients of Goldman Sachs Asset Management, L.P., which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. The investment advisory clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares, and no individual client holds more than five percent of the class. The address of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, NY 10005.

(17)	Based on a Schedule 13G filed with the Commission on February 14, 2008, by Friess Associates LLC. Includes 1,362,000 shares of Common Stock owned by various investment advisory clients of Friess Associates LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. The investment advisory clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares, and no individual client holds more than five percent of the class. The address of Friess Associates LLC is 115 E. Snow King, Jackson, WY 83001.

(18)	Based on an Amendment to Schedule 13G filed with the Commission on February 19, 2008 by Kornitzer Capital Management, Inc. Includes 1,686,788 shares of common stock owned by various investment advisory clients of Kornitzer Capital Management, Inc., which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. The investment advisory clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares and no individual client holds more than five percent of the class. The address of Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, KS 66205.

(19)	Includes 1,938,299 shares issuable pursuant to Presently Exercisable Options.
PROPOSAL 1
ELECTION OF DIRECTORS
Introduction
     At the Annual Meeting, four directors are to be elected for the terms described below. The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The Board is currently comprised of two Class I directors (Messrs. Cassidy and Goodwin), three Class II directors (Messrs. Kight, Raghavan and Sinisgalli) and three Class III directors (Messrs. Huntz, Lautenbach and Noonan). At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors will expire upon the election and qualification of successor directors at the 2011, 2009 and 2010 annual meeting of shareholders, respectively. There are no family relationships among any of the directors or director nominees of the Company.
     Shares represented by executed Proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of

Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.
     The Board of Directors recommends a vote FOR the named nominees.
Nominees
Nominees to Serve as Class I Directors (Term Expires in 2011)
     Brian J. Cassidy, age 62, has served as a member of our Board of Directors since May 1998. Mr. Cassidy was the co-founder of Webforia Inc., a developer and supplier of computer software applications, and served as Webforia’s Vice Chairman from April 1996 until February 2003. Prior to forming Webforia, Mr. Cassidy served as Vice President of Business Development of Saros Corporation, a developer of document management software, from January 1993 until March 1996. Prior to joining Saros Corporation, Mr. Cassidy was employed by Oracle Corporation, as Joint Management Director of European Operations and a member of the Executive Management Board from 1983 until 1988 and as Worldwide Vice President of Business Development from 1988 until 1990.
     Paul R. Goodwin, age 65, has served as a member of our Board of Directors since April 2003. From June 2003 through 2004, Mr. Goodwin served as a consultant to CSX Corporation, which, through its subsidiaries, operates the largest rail network in the eastern United States. Mr. Goodwin served on the Board of the National Railroad Retirement Investment Trust from 2003 through 2006. From April 2000 until June 2003 when he retired, Mr. Goodwin served as Vice-Chairman and Chief Financial Officer of CSX Corporation. From April 1995 until April 2000, Mr. Goodwin served as Executive Vice President — Finance and Chief Financial Officer of CSX Corporation. Mr. Goodwin started with CSX Corporation in 1965 and held various senior management positions with entities affiliated with CSX Corporation. Mr. Goodwin chairs or serves on the investment committees for several foundations.
Nominees to Serve as Class II Directors (Term Expires in 2009)
     Peter J. Kight, age 52, was appointed to the Board of Directors on October 18, 2007. Mr. Kight is the Vice Chairman and a director of Fiserv, Inc., a provider of information management systems and services to the financial and insurance industries. Mr. Kight founded CheckFree Corporation, a leading provider of electronic banking and payment services, and served as its Chairman and Chief Executive Officer from December 1997 until CheckFree’s acquisition by Fiserv in December 2007. Mr. Kight also served as Chairman and Chief Executive Officer of CheckFree Services Corporation from 1981 until 2007 and as its President from 1981 to 1999, and as President of CheckFree Corporation from 1997 to 1999. He is also director of Akamai Technologies, Inc., a publicly held company that distributes computing solutions and services.
Nominees to Serve as Class III Directors (Term Expires in 2010)
     Dan J. Lautenbach, age 62, was appointed to the Board of Directors on October 18, 2007. Since December 2001, Mr. Lautenbach has served as Chairman of DJL Consulting, a sales consulting organization. From May 2002 until March 2003, he served as the Executive Vice President, Worldwide Field Operations, for Centive Systems, Inc, an enterprise software incentive management system provider. From April 2001 to December 2001, he served as Senior Vice President of Global Sales and Operations for Vignette Corporation, a provider of content management software and services. Mr. Lautenbach was Vice President of Worldwide Software Sales for IBM and was General Manager for Software, EMEA, from 1997 to 2001, and prior to that held various management positions with IBM. He served as Chairman of Witness Systems, Inc., a provider of workforce optimization software and services, from December 2006, and as a director of that company from 2002, until it was acquired in May 2007.
Current Directors
     The members of the Board of Directors continuing in office as Class II directors, elected to serve until the 2009 Annual Meeting, are as follows:

     Deepak Raghavan, age 41, has served as a member of our Board of Directors since August 1998. Mr. Raghavan served as our Senior Vice President — Product Strategy from January 2001 until June 2002, as Senior Vice President and Chief Technology Officer from August 1998 until January 2001 and as Chief Technology Officer from our inception in October 1990 until August 1998. From 1987 until 1990, Mr. Raghavan served as a Senior Software Engineer for Infosys Technologies Limited, a software development company, where he specialized in the design and implementation of information systems for the apparel manufacturing industry. Since January 2003, Mr. Raghavan has been enrolled as a full-time Graduate Student with the Department of Physics and Astronomy at Georgia State University, Atlanta, Georgia.
     Peter F. Sinisgalli, age 52, has served as our President and Chief Executive Officer and a member of our Board of Directors since July 1, 2004. Mr. Sinisgalli joined the Company in March 2004 as President and Chief Operating Officer, and assumed the role of Chief Executive Officer in July 2004. From April 2003 until February 2004, Mr. Sinisgalli served as President and Chief Executive Officer of NewRoads, Inc., a provider of outsourced solutions for fulfillment and customer care to companies engaged in one-to-one direct commerce. From November 1996 until January 2003, Mr. Sinisgalli served as President and Chief Operating Officer of CheckFree Corporation.
     The members of the Board of Directors continuing in office as Class III directors, elected to serve until the 2010 Annual Meeting, are as follows:
     John J. Huntz, Jr., age 57, has served as Chairman of our Board of Directors since April 2003 and has served as a member of our Board of Directors since January 1999. Mr. Huntz also serves as the Executive Director and the Head of Venture Capital at Arcapita, Inc., a leading international investment firm. Mr. Huntz has more than 25 years of private equity, venture capital and operational experience. Prior to joining Arcapita, Mr. Huntz worked from March 1994 through 2005 at the Fuqua companies, most recently as Managing Director of Fuqua Ventures. Mr. Huntz also served as Executive Vice President and Chief Operating Officer of Fuqua Enterprises, Inc., a NYSE company. Mr. Huntz’s prior experience includes, from September 1989 to January 1994, Managing Partner of Noble Ventures International, a private equity firm. From 1984 to 1989, Mr. Huntz provided financial and investment management as Director of Capital Resources for Arthur Young & Company, and from 1979 until 1984, he was an investment professional at Harrison Capital, a private equity investment subsidiary of Texaco. Mr. Huntz is well respected as a leader in private equity investing and has served as a member of the Board of Directors of the National Venture Capital Association and the Securities and Exchange Commission’s Small Business Capital Formation Task Force Executive Committee. In addition to these national roles, Mr. Huntz is one of the leaders of the venture community in the Southeast as demonstrated by his founding and leadership of the Atlanta Venture Forum. Mr. Huntz also serves on the Board of Directors of Alloptic Inc., CardioMEMS, Inc. and Prenova, Inc. Mr. Huntz is a Board member of the Metro Atlanta Chamber of Commerce, a Board member and past Chairman of the Georgia Logistics Innovation Council, a member of the Commission for a New Georgia, member of the Advisory Board of Imperial Innovations (Imperial College — London), the Advisory Board of the MIT Enterprise Forum, the Board of Georgia Advanced Technology Ventures (Georgia Tech), and Board of the Entrepreneurs Foundation. He also served as Chairman of the Atlanta Botanical Garden and is past President of the Atlanta Chapter of the Association for Corporate Growth.
     Thomas E. Noonan, age 47, has served as a member of our Board of Directors since January 1999. Until February 2008, Mr. Noonan has served as the General Manager of IBM Internet Security Systems, an division of IBM providing information technology system security products and services, since November 2006. Mr. Noonan served as the President and member of the board of directors of Internet Security Systems, Inc., since May 1995, and as its Chief Executive Officer and Chairman of the board of directors from November 1996 until its acquisition by IBM in November 2006. Prior to joining Internet Security Systems, Mr. Noonan served as Vice President, Sales and Marketing with TSI International, Inc., an electronic commerce company, from October 1994 until April 1995. From November 1989 until October 1994, Mr. Noonan held high-level sales and marketing positions at Dun & Bradstreet Software, a developer of enterprise business software.
Board of Directors Meetings and Committees
     The Board of Directors currently consists of eight members, six of whom (Messrs. Huntz, Cassidy, Goodwin, Kight, Lautenbach and Noonan) have been determined by the Board of Directors to be “independent” as that term is defined under the corporate governance rules of The Nasdaq Stock Market. In compliance with Nasdaq corporate governance rules, the independent Directors of the Company conduct regularly scheduled meetings without the presence of non-independent directors or management. The Board’s standing independent committees also regularly meet without management present.
     During the fiscal year ended December 31, 2007, the Board of Directors held five meetings. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served that occurred during the portion of fiscal year 2007 during which each served as a director. Our Directors are invited to the annual meeting of shareholders, and one Director attended our 2007 annual meeting.
Director Compensation
     The non-employee Chairman of the Board of Directors receives an annual retainer of $150,000, payable in monthly installments on the first business day of each month. Non-employee members of the Board of Directors receive an annual retainer of $35,000 payable in quarterly installments on the first business day of each quarter. All non-employee members of the Board of Directors received $1,500 for each board meeting attended in 2007 and $1,500 for each committee meeting held independently of a board meeting. In 2007, we granted to each non-employee director stock options to purchase 2,500 shares of Common Stock and 833 shares of Common Stock at the beginning of each quarter during which they served as a director. All of these options have an exercise price equal to the fair market value of the Common Stock on the date of grant, are exercisable immediately and have a term of seven years, and the shares vested immediately upon grant. Any non-employee director who joins the Board of Directors is entitled to a one time grant of $30,000 of restricted stock, vesting in equal installments over the remainder of the director’s initial elected term (Messrs. Lautenbach and Kight received such grants in 2007 upon joining the Board).
     The following table sets forth, for the year ended December 31, 2007, the total compensation earned for our non-employee members of the Board of Directors.
Director Compensation

	Fees Earned
	or Paid	Stock		Option
Name(1)	In Cash	Awards(2)		Awards(3)		Total

Brian J. Cassidy	$56,000	$93,987	(4)	$100,211	(4)	$250,198
Paul R. Goodwin	54,500	93,987	(4)	100,211	(4)	248,698
John J. Huntz, Jr.	150,000	93,987	(4)	100,211	(4)	344,198
Peter J. Kight	11,750	2,453	(5)	—		14,203
Dan L. Lautenbach	13,250	2,453	(5)	—		15,703
Thomas E. Noonan	56,000	93,987	(4)	100,211	(4)	250,198
Deepak Raghavan	42,500	93,987	(4)	100,211	(4)	236,698

(1)	Does not include employee directors. We report amounts paid to Mr. Sinisgalli, our only employee director, in the Summary Compensation Table below.

(2)	This column represents the dollar value of restricted stock awards for the year ended December 31, 2007, based on the amount recognized for financial statement reporting purposes in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 123R (“FAS 123R”) These award fair values have been determined based on the assumptions set forth in the Company’s 2007 Annual Report (Note 2, Stock-Based Compensation).

(3)	This column represents the dollar value of stock option awards for the year ended December 31, 2007, based on the amount recognized for financial statement reporting purposes in accordance with FAS 123R. These award fair values have been determined based on the assumptions set forth in the Company’s 2007 Annual Report (Note 2, Stock-Based Compensation).

(4)	In 2007, director received: (1) four stock grants of 833 shares, with the following grant date dates and grant date fair values: 1/2—$30.08; 4/2—$27.43; 7/2—$27.91; and 10/1—$27.41; and (2) four option awards exercisable for 2,500 shares each, with the following grant date dates and grant date fair values: 1/2—$11.86; 4/2—$9.56; 7/2—$9.58; and 10/1—$9.09.

(5)	Director received one grant of 1,052 shares on 10/18/07 in connection with his appointment to the Board with a grant date fair value of $28.52.
Non-Management Director Outstanding Stock Awards as of December 31, 2007

	Number of Shares of	Number of Shares
	Unvested Restricted	Underlying Unexercised
Name	Stock	Stock Options
Brian J. Cassidy	—	171,000
Paul R. Goodwin	—	85,000

Non-Management Director Outstanding Stock Awards as of December 31, 2007 (continued)

	Number of Shares of	Number of Shares Underlying
Name	Unvested Restricted Stock	Unexercised Stock Options

John J. Huntz, Jr.	—	135,000
Peter J. Kight	1,052	—
Dan L. Lautenbach	1,052	—
Thomas E. Noonan	—	120,000
Deepak Raghavan	—	100,000
Board of Directors Committees
     The Board of Directors has established three permanent committees that have certain responsibilities for our governance and management. They include the Audit Committee, the Compensation Committee and the Nomination and Governance Committee. The Board has adopted charters for the Audit Committee, Compensation Committee and Nomination and Governance Committee which can be found in the Investor Relations section of our web site at www.manh.com.
     Audit Committee. During 2007, the Audit Committee consisted of Messrs. Huntz, Goodwin, Lautenbach and Noonan. Mr. Huntz serves as Chairman of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee meets the independence and experience requirements applicable to members of the Audit Committee of a Nasdaq-traded company, as well as the Audit Committee independence standards established by the Securities and Exchange Commission (the “SEC”). Further, the Board has determined that Messrs. Huntz, Goodwin and Noonan are “audit committee financial experts,” as defined by the rules of the SEC. Among other responsibilities, the Audit Committee recommends to the Board the selection and discharge of our independent registered public accounting firm, reviews the scope of the audit to be conducted by them, as well as the results of their audit, and reviews our internal controls and financial statements. The Audit Committee also reviews and discusses with management and our independent registered public accounting major financial risk exposure and steps management has taken to monitor and control such exposure. During the fiscal year ended December 31, 2007, the Audit Committee met four times.
     Compensation Committee. During 2007, the Compensation Committee consisted of Messrs. Noonan, Cassidy, Huntz and Kight. Mr. Noonan serves as Chairman of the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee meet the independence requirements of the Nasdaq corporate governance rules. The Compensation Committee approves the compensation of all of our executive officers, including the Chief Executive Officer, reviews compensation plans of all directors, officers and other key executives and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers our stock option plans and establishes the terms and conditions of all stock options granted under these plans.
     During the fiscal year ended December 31, 2007, the Compensation Committee met five times. In setting compensation during those meetings, the Compensation Committee drew upon compensation information with respect to the Company’s executive officers as well as publicly available compensation information for the Company’s peers and other compensation information available to members of the committee.
     Nominating and Governance Committee. Established on July 17, 2003, our Nominating and Governance Committee (the “Nominating Committee”) consists of Messrs. Goodwin, Cassidy and Huntz. Mr. Goodwin serves as Chairman of the Nominating Committee. The Board of Directors has determined that all members of the Nominating Committee meet the independence requirements of the Nasdaq corporate governance rules. The Nominating Committee is appointed by the Board of Directors to identify and assist in recruiting outstanding individuals who qualify to serve as Board members and to recommend that the Board select a slate of director nominees for election by our shareholders at each annual meeting of our shareholders in accordance with our Articles of Incorporation, Bylaws and Georgia law; to recommend directors for appointment to each Board committee; to review the performance of the Board and its committees and make appropriate recommendations; and to oversee our corporate governance guidelines and periodically re-evaluate such corporate governance guidelines for the purpose of suggesting changes if appropriate. During the fiscal year ended December 31, 2007, the Nominating Committee met four times.

     In accordance with the provisions of our Bylaws, shareholders may directly nominate prospective director candidates by delivering to our Corporate Secretary certain information about the nominee not less than 60 days prior to the meeting as originally scheduled, or if less than 70 days notice or prior public disclosure of the date of the scheduled meeting is given or made, delivery of notice to the Company not later than the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of such meeting is made. The Nominating Committee has not adopted a formal policy with regard to consideration of any director candidate nominated by shareholders for inclusion in the Board’s slate. The Nominating Committee believes that such a policy is not necessary or appropriate because of the shareholders’ ability to directly nominate director candidates for the Board.
     In identifying qualified individuals to become members of the Board of Directors, the Nominating Committee selects candidates whose attributes it believes would be most beneficial to the Company. The Nominating Committee evaluates each individual’s experience, integrity, competence, diversity, skills and dedication in the context of the needs of the Board of Directors. The Committee generally identifies director nominees through the personal, business and organizational contacts of existing directors and management. However, the Committee may use a variety of sources to identify director nominees, including third-party search firms, counsel, advisors and shareholder recommendations.
Code of Ethics
     Our Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board of Directors, our executive officers and our employees. We have posted the Code of Business Conduct and Ethics policy in the Investor Relations section of our web site at www.manh.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than file a Form 8-K, satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting such information on our web site as necessary.
Executive Officers
     In addition to Peter F. Sinisgalli, the following individuals serve as our executive officers as of March 31, 2008:
     Dennis B. Story, age 44, has served as our Senior Vice President and Chief Financial Officer since joining the Company in March 2006. Prior to joining the Company, Mr. Story served as the Senior Vice President of Finance for Fidelity National Information Services, Inc. since February 2006. Prior to that, Mr. Story was the Senior Vice President of Finance for Certegy Inc., a financial services company, from 2004 until its merger with Fidelity National Information Services, Inc. in February 2006. Prior to his association with Certegy, Mr. Story served as Chief Financial Officer of NewRoads Inc., a privately-owned logistics provider, from September 2003 to September 2004, and Senior Vice President and Corporate Controller of credit reporting company Equifax Inc. from December 2000 until August 2003.
     David K. Dabbiere, age 49, has served as Senior Vice President, Chief Legal Officer and Secretary of the Company since August 1998. From March 1998 to August 1998, Mr. Dabbiere served as Vice President, General Counsel and Secretary of the Company. From 1984 to 1998, Mr. Dabbiere was employed by The Procter & Gamble Company, most recently as Associate General Counsel. Mr. Dabbiere was responsible for, among other duties, the intellectual property matters for Procter & Gamble’s Beauty Care and Cosmetic & Fragrances sectors.
     Pervinder Johar, age 42, has served as our Executive Vice President, Global Research and Development and Chief Technology Officer since January 2008. From 2003 until January 2008, Mr. Johar served as a Senior Vice President and Chief Technology Officer. Mr. Johar is responsible for all research and development and quality assurance globally. Mr. Johar joined the Company in January 2003 with the acquisition of transportation management software provider Logistics.com. As senior vice president of Logistics.com from 2000 to 2002, Mr. Johar led the re-vamping of the company’s transportation management, financial supply chain systems, business banking and management of electronic channels for the financial services industry. From 1999 to 2000, Mr. Johar was chief technology officer and senior vice president of product and development for Politzer & Haney. From 1997 to 1999, Mr. Johar served as vice president of financial transaction management development for State Street

Corporation. Mr. Johar holds an MBA from Boston University, a Master’s degree in Computer Science from Villanova University and a Bachelor of Science degree in computer engineering from the Indian Institute of Technology, Rookie.
     Jeffrey S. Mitchell, age 40, has served as our Executive Vice President, Americas Operations since January 2005. Previously, Mr. Mitchell served as our Executive Vice President — Americas Sales and Marketing from January 2004 to January 2005. From April 1997 to January 2004, Mr. Mitchell held various sales management roles with the Company. From April 1995 until April 1997, Mr. Mitchell was a sales representative for The Summit Group, now a part of CIBER Enterprise Solutions, a provider of supply chain and ERP services. From May 1991 until April 1995, Mr. Mitchell served in various aspects of account management in the employer services division of Automatic Data Processing, Inc., providing outsourced payroll and human resources solutions.
COMPENSATION DISCUSSION AND ANALYSIS
General
     The Compensation Committee of the Company’s Board of Directors (the “Committee”) has furnished the following discussion and analysis on executive compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This discussion and analysis outlines the duties of the Committee with respect to executive compensation, the various components of the Company’s compensation program for executive officers and other key employees, and the basis on which the 2007 compensation was determined for the executive officers of the Company, with particular detail given to the 2007 compensation for the Company’s Chairman of the Board and Chief Executive Officer.
Compensation of Executive Officers Generally
     The Committee is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers and for administering the Company’s Stock Incentive Plan. The Committee is currently comprised of four non-employee directors: Messrs. Noonan (Chairman), Cassidy, Huntz and Lautenbach. The Committee’s overall objective is to establish a compensation policy that will (i) attract, retain and reward executives who contribute to achieving the Company’s business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company’s long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company’s compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following: (i) base salary; (ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; and (iv) other benefits. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which the Company believes cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.
     Base Salary. Base Salary levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Committee generally takes into account the Company’s past financial performance and future expectations, the performance of the executives, changes in the executives’ responsibilities, and cost-of-living and other local and geographic considerations.
     Incentive Bonuses. The Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year. Incentive bonuses for 2007 were earned based on the Company achieving certain earnings per share and revenue objectives.
     Equity Incentives. Stock incentives are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company’s financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Stock incentives include but are not limited to stock option awards and restricted stock awards. Generally, stock incentives are granted to executive officers from time to time based primarily upon the individual’s actual and/or potential contributions to the Company and the Company’s financial performance. Stock incentives are designed to align the interests of the Company’s executive officers with those of its shareholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the shareholders’ return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options and restricted stock to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. During the fiscal year ended December 31, 2007, an aggregate of 124,334 shares of restricted Common Stock (“Restricted Stock”) and options to purchase 373,000 shares of Common Stock were granted to the Company’s Named Executive Officers.
     Other Benefits. Benefits offered to the Company’s executive officers are provided to serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company’s executive officers are substantially the same as those offered to all of the Company’s regular employees. The Company’s tax-qualified deferred compensation 401(k) Savings Plan (the “401(k) Plan”) covers all of the Company’s eligible full-time employees. Under the 401(k) Plan, participants may elect to contribute, through salary reductions, up to 60% of their annual compensation subject to a maximum of $15,500. The Company provides additional matching contributions in the amount of 50% up to the first 6% contributed under the 401(k) Plan. The 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code so that the contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company will be deductible by the Company when made.
Compensation of the Chief Executive Officer
     The Committee annually reviews the performance and compensation of the Chief Executive Officer based on its assessment of his past performance and its expectation of his future contributions to the Company’s performance.
     For the fiscal year ending December 31, 2007, Mr. Sinisgalli’s compensation included a salary of $440,000 and a bonus of $447,263 based on certain financial criteria of the Company. The Committee believes the compensation paid to Mr. Sinisgalli was reasonable.
Employment Agreements
     Mr. Sinisgalli is party to an employment agreement with the Company. In July 2007, the Compensation Committee approved a modification to Mr. Sinisgalli’s employment agreement, extending the term of the original agreement to April 12, 2012. Under the agreement as modified, Mr. Sinisgalli is entitled to receive an annual base salary of $440,000 (prorated for any year of partial service) and a performance-related bonus targeted at $450,000 per year based on specific criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Sinisgalli may be increased annually at the discretion of the Board of Directors, in regard to salary, and the Compensation Committee, in regard to bonuses. In 2008, the Company intends to pay Mr. Sinisgalli a base salary of $460,000 and a target performance-related bonus of $460,000. In 2007, Mr. Sinisgalli received options to purchase 260,000 shares of the Company’s Common Stock and 86,667 shares of Restricted Stock, which each vest in 16 equal quarterly installments beginning April 4, 2007. All of the unvested options and restricted shares will vest if, after a change in control, Mr. Sinisgalli’s employment is terminated or constructively terminated, other than for cause, if such termination or constructive termination occurs within two years of the change of control. Under the agreement, Mr. Sinisgalli has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Sinisgalli has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination of his employment other than for cause or at the expiration of the agreement’s term, Mr. Sinisgalli is eligible to receive eighteen months of his then current base salary and will have 90 days in which to exercise his vested stock options.
     Mr. Story is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $255,000, with a performance-related bonus targeted at $178,500 per year based on specific criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Story may be increased annually at the discretion of the Chief Executive Officer or the Board of Directors. In 2007, the Company paid Mr. Story a base salary of $265,000 and a target performance-related bonus of $179,450. In 2008, the Company intends to pay Mr. Story a base salary of $275,000 and a performance related bonus targeted at $195,000. In 2007, Mr. Story received stock option grants to purchase a total of 21,000 shares of Common Stock and 7,000 shares of Restricted Stock, which each vest in four equal annual installments beginning January 4, 2008. All of the unvested options and restricted shares will vest if, after a change in control, Mr. Story’s employment is terminated or constructively terminated, other than for cause, if such termination or constructive termination occurs within two years of the change of control. Under the employment agreement, Mr. Story has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. Mr. Story has agreed not to solicit the Company’s customers for a period of one year following any termination. Under his Severance and Non-Competition Agreement, Mr. Story is eligible to receive twelve months of his then current base salary in the event of termination as defined in the agreement. In addition to salary payments, Mr. Story is entitled to receive prorated portion of the bonus earned through the termination date and one year of COBRA payments for Mr. Story’s family medical and dental coverage. Severance payments are payable in twelve equal monthly installments from date of termination. Mr. Story will have 90 days in which to exercise his vested stock options.
     Mr. Johar is party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $245,000, with a performance-related bonus targeted at up to $155,000 per year based on specific criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Johar may be increased annually at the discretion of the Chief Executive Officer or the Board of Directors. In 2007, the Company paid Mr. Johar a base salary of $270,000 and a target performance-related bonus of $184,600. In 2008, the Company intends to pay Mr. Johar a base salary of $300,000 and a target performance-related bonus of $200,000. In 2007, Mr. Johar received options to purchase 27,000 shares of the Company’s Common Stock and 9,000 shares of Restricted Stock, which each vest in four equal annual installments beginning January 4, 2008. All of the unvested options and restricted shares will vest if, after a change in control, Mr. Johar’s employment is terminated or constructively terminated, other than for cause, if such termination or constructive termination occurs within two years of the change of control. Under the employment agreement, Mr. Johar agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Johar has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination of employment prior to July 31, 2009 (as defined in the agreement), Mr. Johar is eligible to receive twenty-four months of his then current base salary. In the event of termination of employment subsequent to July 31, 2009 (as defined in the agreement), Mr. Johar is eligible to receive twelve months of his then current base salary. In either case, Mr. Johar will have 30 days in which to exercise his vested stock options. In addition to salary payments, Mr. Johar is entitled to receive the prorated portion of the bonus earned through the termination date, up to 25 days of earned vacation, and one year of COBRA payments for Mr. Johar’s family medical and dental coverage. Severance payments are payable in twelve equal monthly installments from the date of termination. Mr. Johar will have 30 days in which to exercise his vested stock options.
     Mr. Mitchell is party to a separation and noncompetition agreement and an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $250,000, with a performance-related bonus targeted at $390,000 per year based on specific objectives and subjective criteria as stated in his employment agreement. The amount of salary and bonus to be received by Mr. Mitchell may be increased annually at the discretion of the Chief Executive Officer, President or the Board of Directors, in regard to salary, and at the sole discretion of the Company, in regard to bonuses. In 2007, the Company paid Mr. Mitchell a base salary of $325,000 and a target performance-related bonus of $436,800. In 2008, the Company intends to pay Mr. Mitchell a base salary of $340,000 and a target performance-related bonus of $450,000. In 2007, Mr. Mitchell received options to purchase 50,000 shares of the Company’s Common Stock and 16,667 shares of Restricted Stock, which each vest in four equal annual installments beginning January 4, 2008. All of the unvested options and restricted shares will vest if after a change in control, Mr. Mitchell’s employment is terminated or constructively terminated, other than for cause, if such termination or constructive termination occurs within two years of the change of control. Under the agreement, Mr. Mitchell has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him in the course of his employment. In addition, Mr. Mitchell has agreed not to solicit the Company’s customers for a period of one year following any termination. In the event of termination of employment (as defined in his separation and noncompetition agreement), Mr. Mitchell is eligible to receive twelve months of his then current base salary, payable in twelve equal monthly installments from date of termination, and COBRA payments for Mr. Mitchell’s family medical and dental coverage. Further, Mr. Mitchell will have 30 days in which to exercise his vested stock options.
Policy with Respect to Qualifying Compensation for Deductibility
     Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and its other three most highly compensated executive officers. The Company has not established a policy with regard to Section 162(m) of the Code, because the Company does not currently anticipate paying nondeductible compensation in excess of one million dollars per annum to any employee. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.
Limitation of Liability and Indemnification of Officers and Directors
     The Company’s Articles of Incorporation provide that the liability of the directors to the shareholders for monetary damages shall be limited to the fullest extent permissible under Georgia law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.
     The Company’s Bylaws provide that the Company will indemnify each of its officers, directors, employees and agents to the extent that he or she is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the Company, against reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding; provided, however, that no indemnification shall be made for:
•	any appropriation, in violation of his or her duties, of any business opportunity of the Company;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any liability under Section 14-2-832 of the Georgia Business Corporation Code, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions; or

•	any transaction from which he or she derived an improper personal benefit.
The Company has entered into indemnification agreements with certain executive officers and directors providing indemnification similar to that provided in the Bylaws.

EXECUTIVE COMPENSATION
     The following table sets forth, for the three years ended December 31, 2007, the total compensation paid to or earned by the current Chief Executive Officer, Chief Financial Officer and the other Executive Officers as defined under the SEC rules with the next highest total compensation (collectively, the “Named Executive Officers”).

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Awards(1)	Awards(2)	Compensation(3)	Compensation(4)	Total

Peter F. Sinisgalli	2007	$440,000	$287,778	$380,943	$447,263	$8,970	$1,564,954
President, Chief Executive Officer and Director	2006	425,000	69,875	138,198	360,188	—	993,261

Dennis B. Story (5)	2007	$265,000	$49,342	$545,771	$179,450	$7,750	$1,047,313
Senior Vice President and Chief Financial Officer	2006	255,000	—	386,545	113,794	—	755,339

David K. Dabbiere	2007	$225,000	$35,227	$76,016	$145,500	$10,189	$491,932
Senior Vice President and Chief Legal Officer	2006	208,000	—	33,806	119,000	—	360,806

Pervinder Johar	2007	$270,000	$63,426	$143,698	$184,600	$10,189	$671,913
Senior Vice President and Chief Technology Officer	2006	245,000	—	67,676	131,750	98,353	542,779

Jeffrey S. Mitchell	2007	$325,000	$120,281	$291,507	$436,800	$9,219	$1,182,807
Executive Vice President- Americas Operations	2006	312,000	33,336	172,329	451,250	—	968,915

(1)	This column represents the dollar value of stock awards each year reported, based on the amount recognized for financial statement reporting purposes in accordance with FAS 123R. These award fair values have been determined based on the assumptions set forth in the Company’s 2007 Annual Report (Note 2, Stock-Based Compensation).

(2)	This column represents the dollar value of stock option awards each year reported, based on the amount recognized for financial statement reporting purposes in accordance with FAS 123R. These award fair values have been determined based on the assumptions set forth in the Company’s 2007 Annual Report (Note 2, Stock-Based Compensation).

(3)	Represent amounts earned in the applicable year, regardless of whether such amounts were paid prior to the end of such year.

(4)	In accordance with the rules of the Securities and Exchange Commission, other compensation received in the form of perquisites and other personal benefits have been omitted because the aggregate amount of such perquisites and other personal benefits for each of the Named Executive Officers was less than $10,000 in the fiscal year.

(5)	Mr. Story joined the Company in March 2006 as Senior Vice President and Chief Financial Officer.
Grants of Plan-Based Awards
     The following table provides additional information about stock and option awards granted to our Named Executive Officers during the year ended December 31, 2007.
Grants of Plan-Based Awards

							All Other
						All Other	Option		Grant Date
			Estimated Possible Payouts			Stock Awards:	Awards:	Exercise or	Fair Value
			Under Non-Equity Incentive Plan			Number of	Number of	Base Price	of
			Awards(1)			Shares of	Securities	of Option	Stock and
			Threshold	Target	Maximum	Stock or	Underlying	Awards	Option
Name	Grant Date		($)	($)	($)	Units(2)	Options(3) (#)	($/sh)	Awar

Peter F. Sinisgalli	01/04/2007		$—	$—	$—	16,667	50,000	$30.16	$1,097,177
	02/01/2007		—	—	—	3,333	10,000	28.07	204,157
	07/19/2007		—	—	—	66,667	200,000	28.52	3,859,343
	02/01/2007	(4)	—	460,000	920,000

Grants of Plan-Based Awards (Continued)

							All Other
						All Other	Option		Grant Date
			Estimated Possible Payouts			Stock Awards:	Awards:	Exercise or	Fair Value
			Under Non-Equity Incentive Plan			Number of	Number of	Base Price	of
			Awards(1)			Shares of	Securities	of Option	Stock and
			Threshold	Target	Maximum	Stock or	Underlying	Awards	Option
Name	Grant Date		($)	($)	($)	Units(2)	Options(3) (#)	($/sh)	Awar

Dennis B. Story	01/04/2007		$—	$—	$—	7,000	21,000	30.16	460,810
	02/01/2007	(4)	—	185,000	370,000

David Dabbiere	01/04/2007		$—	$—	$—	5,000	15,000	30.16	329,150
	02/01/2007	(4)	—	150,000	300,000

Pervinder Johar	01/04/2007		$—	$—	$—	9,000	27,000	30.16	592,470
	02/01/2007	(4)	—	180,000	360,000

Jeffrey S. Mitchell	01/04/2007		$—	$—	$—	16,667	50,000	30.16	1,097,177
	02/01/2007	(4)	—	440,000	880,000

(1)	Represents cash incentive plan threshold, target and maximum awards for 2007. The actual cash incentive paid to the Named Executive Officers for 2007 pursuant to the plan is set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. (2) This column represents restricted stock granted to the executives during 2007 pursuant to the Company’s 1998 and 2007 Stock Incentive Plans.

(3)	This column represents stock options granted to the executives during 2007 pursuant to the Company’s 1998 and 2007 Stock Incentive Plans.

(4)	This refers to the date the Compensation Committee approved the fiscal year 2007 executive bonus plan.
Outstanding Equity Awards at Fiscal Year-End
     The following table summarizes the equity awards we have made to our Named Executive Officers that are outstanding as of December 31, 2007. The market value of stock awards is determined based on the closing stock price ($26.36) on December 31, 2007.
Outstanding Equity Awards at Fiscal Year End

		Option Awards(1)				Stock Awards(2)
									Equity
								Equity	Incentive Plan
								Incentive Plan	Awards:
								Awards:	Market or
								Number of	Payout Value
		Number of	Number of			Number of	Market	Unearned	of Unearned
		Securities	Securities			Shares or	Value of	Shares, Units	Shares, Units
		underlying	underlying			Units of	Shares or	or Other	or Other
		unexercised	unexercised	Option	Option	Stock that	Units of Stock	Rights That	Rights That
	Grant	Options (#)	Options (#)	Exercise	Expiration	have not	that have not	Have Not	Have Not
Name	Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)

Peter F. Sinisgalli	3/16/2004	400,000	—	$27.95	3/16/2014	2,500	$65,900	—	$—
	1/05/2005	100,000	—	22.28	1/05/2015	—	—	—	—
	11/29/2005	50,000	—	21.98	11/29/2012	—	—	—	—
	1/04/2006	21,875	28,185	21.20	1/04/2013	—	—	—	—
	1/04/2007	9,375	40,625	30.16	1/04/2014	13,542	356,967	—	—
	2/01/2007	1,875	8,125	28.07	2/01/2014	2,709	71,409	—	—
	7/19/2007	—	200,000	28.52	7/19/2014	66,667	1,757,342	—	—

Dennis B. Story	3/16/2006	43,750	131,250	$21.54	3/16/2013	—	$—	—	$—
	1/04/2007	—	21,000	30.16	1/04/2014	7,000	184,520	—	—

Outstanding Equity Awards at Fiscal Year End (continued)

		Option Awards(1)				Stock Awards(2)
									Equity
								Equity	Incentive Plan
								Incentive Plan	Awards:
								Awards:	Market or
								Number of	Payout Value
		Number of	Number of			Number of	Market	Unearned	of Unearned
		Securities	Securities			Shares or	Value of	Shares, Units	Shares, Units
		underlying	underlying			Units of	Shares or	or Other	or Other
		unexercised	unexercised	Option	Option	Stock that	Units of Stock	Rights That	Rights That
	Grant	Options (#)	Options (#)	Exercise	Expiration	have not	that have not	Have Not	Have Not
Name	Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)
David K. Dabbiere	11/30/2000	5,000	—	$38.98	11/30/2010	—	$—	—	$—
	12/17/2001	6,000	—	27.41	12/17/2011	—	—	—	—
	11/15/2002	15,000	—	26.20	11/15/2012	—	—	—	—
	12/16/2003	15,000	—	27.77	12/16/2013	—	—	—	—
	5/03/2004	20,000	—	26.87	5/03/2014	—	—	—	—
	1/05/2005	12,500	—	22.28	1/05/2015	—	—	—	—
	11/29/2005	9,375	—	21.98	11/29/2012	—	—	—	—
	1/04/2006	3,125	9,375	21.20	1/04/2013	—	—	—	—
	1/04/2007	—	15,000	30.16	1/04/2014	5,000	131,800	—	—

Pervinder Johar	1/01/2003	25,000	—	$23.66	1/01/2013	—	—	—	$—
	12/16/2003	10,000	—	27.77	12/16/2013	—	—	—	—
	7/20/2004	20,000	—	25.80	7/20/2014	—	—	—	—
	1/05/2005	35,000	—	22.28	1/05/2015	—	—	—	—
	11/29/2005	25,000	—	21.98	11/29/2012	—	—	—	—
	1/04/2006	6,250	18,750	21.20	1/04/2013	—	—	—	—
	1/04/2007	—	27,000	30.16	1/04/2014	9,000	237,240	—	—

Jeffrey S. Mitchell	11/30/2000	20,000	—	$38.98	11/30/2010	—	$—	—	$—
	7/12/2001	10,000	—	28.83	7/12/2011	—	—	—	—
	12/17/2001	21,000	—	27.41	12/17/2011	—	—	—	—
	1/23/2002	15,000	—	26.65	1/23/2012	—	—	—	—
	6/12/2002	10,000	—	25.31	6/12/2012	—	—	—	—
	7/22/2002	10,000	—	18.85	7/22/2012	—	—	—	—
	9/06/2002	30,000	—	19.54	9/06/2012	—	—	—	—
	12/27/2002	16,000	—	24.70	12/27/2012	—	—	—	—
	6/06/2003	25,000	—	28.06	6/06/2013	—	—	—	—
	12/11/2003	100,000	—	26.64	12/11/2013	—	—	—	—
	1/05/2005	100,000	—	22.28	1/05/2015	—	—	—	—
	11/29/2005	50,000	—	21.98	11/29/2012	—	—	—	—
	1/04/2006	12,500	37,500	21.20	1/04/2013	—	—	—	—
	1/04/2007	—	50,000	30.16	1/04/2014	16,667	439,342	—	—

(1)	Stock options become exercisable in accordance with the vesting schedule below:
Option Awards Vesting Schedule

Name	Grant Date	Vesting(A)
Peter F. Sinisgalli	3/16/2004	6.25% per quarter until accelerated in December 2005
	1/05/2005	6.25% per quarter until accelerated in December 2005
	11/29/2005	Vested immediately with sale restrictions lapsing 25% per year for 4 years
	1/04/2006	6.25% per quarter for 4 years
	1/04/2007	6.25% per quarter for 4 years
	2/01/2007	6.25% per quarter for 4 years
	7/19/2007	6.25% per quarter for 4 years

Dennis B. Story	3/16/2006	25% per year for 4 years
	1/04/2007	25% per year for 4 years

Option Awards Vesting Schedule (Continued)

Name	Grant Date	Vesting(A)
David K. Dabbiere	11/30/2000	25% per year for 4 years
	12/17/2001	1/3 per year for 3 years
	11/15/2002	25% per year until accelerated in December 2005
	12/16/2003	25% per year until accelerated in December 2005
	5/03/2004	25% per year until accelerated in December 2005
	1/05/2005	50% per year until accelerated in December 2005
	11/29/2005	Vested immediately with sale restrictions lapsing 25% per year for 4 years
	1/04/2006	25% per year for 4 years
	1/04/2007	25% per year for 4 years

Pervinder Johar	1/01/2003	25% per year for 4 years until accelerated in December 2005
	12/16/2003	25% per year for 4 years until accelerated in December 2005
	7/20/2004	25% per year for 4 years until accelerated in December 2005
	1/05/2005	50% per year for 2 years until accelerated in December 2005
	11/29/2005	Vested immediately with sale restrictions lapsing 25% per year for 4 years
	1/04/2006	25% per year for 4 years
	1/04/2007	25% per year for 4 years

Jeffrey S. Mitchell	11/30/2000	25% per year for 4 years
	7/12/2001	100% on 12/31/03
	12/17/2001	1/3 per year for 3 years
	1/23/2002	50% on 1/23/2004 and 1/23/2005
	6/12/2002	50% on 6/30/2004 and 6/30/2005
	7/22/2002	100% after 5 years
	9/06/2002	1/3 per year for 3 years
	12/27/2002	25% per year for 3 years until accelerated in December 2005
	6/06/2003	1/3 per year for 3 years until accelerated in December 2005
	12/11/2003	8.33% per quarter until accelerated in December 2005
	1/05/2005	50% per year until accelerated in December 2005
	11/29/2005	Vested immediately with sale restrictions lapsing 25% per year for 4 years
	1/04/2006	25% per year for 4 years
	1/04/2007	25% per year for 4 years

(A)	During the fourth quarter of 2005, the Board of Directors approved an Option Acceleration Agreement that accelerated the vesting of unvested stock options held by our employees with an exercise price of $22.09 or higher. The accelerated vesting affected options for approximately 765 option holders, representing 1.9 million shares of our common stock. In order to prevent unintended personal benefits to individuals resulting from the accelerated vesting of options, we imposed sales restrictions on shares acquired upon exercise of these options that parallel the vesting requirements of the original options. These sales restrictions on the shares acquired continue following termination of employment until the original vesting dates are reached.
(2)	Restricted Stock vests in accordance with the schedule below:
Stock Awards Vesting Schedule

Name	Grant Date	Vesting
Peter F. Sinisgalli	3/16/2004	25% per year for 4 years
	1/04/2007	6.25% per quarter for 4 years
	2/01/2007	6.25% per quarter for 4 years
	7/19/2007	6.25% per quarter for 4 years
Dennis B. Story	1/04/2007	25% per year for 4 years
David K. Dabbiere	1/04/2007	25% per year for 4 years
Pervinder Johar	1/04/2007	25% per year for 4 years
Jeffrey S. Mitchell	1/04/2007	25% per year for 4 years

Option Exercises and Stock Vested Table
     The following Option Exercises and Stock Vested table provides additional information about the value realized by the Named Executive Officers on option award exercises and stock award vesting during the year ended December 31, 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise	Vesting	Vesting
Peter F. Sinisgalli	—	$—	6,249	$172,822
Dennis B. Story	—	—	—	—
David K. Dabbiere	—	—	—	—
Pervinder Johar	5,000	51,550	—	—
Jeffrey S. Mitchell	—	—	1,210	33,723
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2007: Thomas E. Noonan (Chairman), John J. Huntz, Jr., Peter J. Kight and Brian J. Cassidy. To the Company’s knowledge, there were no interlocking relationships involving members of the Compensation Committee or other directors requiring disclosure in this Proxy Statement.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Common Stock to file reports of initial statements of ownership and statements of changes in ownership of such stock with the Securities and Exchange Commission. Directors, executive officers and persons owning beneficially more than 10% of the Common Stock are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file with the Commission. To the Company’s knowledge, based solely on the information furnished to the Company, all directors, executive officers and 10% shareholders complied with all applicable Section 16(a) filing requirements during the year ended December 31, 2007, except late filings to report: dispositions of common stock by Mr. Raghavan and a related trust in November and December of 2006, the acquisition by gift and subsequent dispositions of common stock by his family foundation in December of 2006, and the grant of stock options and common stock to Mr. Raghavan in January of 2007, all of which were reported on Form 4s on April 4, 2007; dispositions of common stock by Mr. Raghavan, his children and by a related trust in February and March of 2007, which were reported on Form 4 on April 5, 2007; Mr. Johar’s initial ownership, reported on Form 3 on June 7, 2007; the exercise of stock options and disposition of common stock by Mr. Johar on June 1, 2007, reported on Form 4 on June 7, 2007; the grant of stock options and common stock to Mr. Sinisgalli in January, February and July of 2007, reported on Form 4 on August 9, 2007; Mr. Dabbiere’s initial ownership, reported on Form 3 on October 26, 2007; and the grant of stock options and common stock to Messrs. Mitchell and Story on January 4, 2007, reported on Form 4s on October 26, 2007.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of the Company’s 2008 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2008 (and in the Company’s Annual Report on Form 10-K through incorporation by reference to the Proxy Statement).

Compensation Committee

Thomas E. Noonan, Chairman
Brian J. Cassidy
John J. Huntz, Jr.
Peter J. Kight
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
POLICY ON RELATED PARTY TRANSACTIONS
     The Company’s Code of Business Conduct and Ethics, which is available in the Investor Relations section of our web site at www.manh.com, and its conflicts of interest policy provide generally that the Company’s directors, officers and employees must avoid any personal, financial or family interest that could keep such person from acting in our best interest. Approval of the Chief Executive and Chief Legal Officers is needed for such conflicts; however, the Company has a policy that conflicts involving directors or executive officers must be approved by the independent members of the Board of Directors.
AUDIT COMMITTEE REPORT
     The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. In this regard, the Audit Committee pre-approves all audit services and non-audit services to be provided to the Company by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the approvals. The decision of any member to whom authority is delegated to approve services to be performed by the Company’s independent registered public accounting firm is presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.
     The Audit Committee of the Board of Directors currently consists of Messrs. Huntz (Chairman), Goodwin, Kight and Noonan, all of whom meet the independence requirements of The Nasdaq Stock Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, the complete text of which is available in its current form in the Investor Relations section of our web site at www.manh.com.
     In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other things, discussed with Ernst & Young LLP, matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
     The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007, which it made using the criteria set forth by the Committee Sponsoring Organizations of the Treadway Commission in Internal Control — Integrated Framework. The Audit Committee has also reviewed and discussed with Ernst & Young LLP its attestation report on management’s assessment of internal control over financial reporting and its review and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the year ended December 31, 2007.
     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee

John J. Huntz, Jr., Chairman
Paul R. Goodwin
Dan L. Lautenbach
Thomas E. Noonan
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     In January 2008, the Board of Directors appointed Ernst & Young LLP to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2008, subject to the submission and approval of a budget for audit and audit related fees for services to be rendered for our 2008 fiscal year. The appointment of Ernst & Young LLP was recommended to the Board by its Audit Committee. In the event shareholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2008, the Audit Committee will review its future selection of the independent registered public accounting firm. In addition, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in our best interests and the best interests of our shareholders. A proposal to ratify the appointment will be presented at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Audit and Non-Audit Fees
     The following table presents the aggregate fees for professional services rendered by Ernst & Young LLP for each of the last two fiscal years:

	2007	2006
Audit Fees (1)	$1,026,575	$942,051
Audit-Related Fees (2)	—	10,000
Tax Fees (3)	344,793	74,861
All Other Fees (4)	1,500	1,500

Total Fees	$1,372,868	$1,028,412

(1)	Audit fees consisted of charges associated with the annual audit and the audit of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q and statutory audits required internationally.

(2)	Audit-related fees principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions and other attest services.

(3)	Tax fees consisted of charges principally related to services associated with tax compliance, tax planning and tax advice.

(4)	All other fees include charges for products and/or services other than those described above.
     The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP.
     The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.
SHAREHOLDER PROPOSALS
     Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 2009 Annual Meeting of Shareholders must be received by the Company no later than December 30, 2008, if any such proposal is to be eligible for inclusion in the Company’s proxy materials for its 2009 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.
     In order for a shareholder to bring any business or nominations before the Annual Meeting of Shareholders, certain conditions set forth in Sections 2.14 and 3.8 of the Company’s Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 60 days prior to the meeting as originally scheduled, or if less than 70 days notice or prior public disclosure of the date of the scheduled meeting is given or made, delivery of notice to the Company not later than the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of such meeting is made.
COMMUNICATION WITH DIRECTORS
     We have established procedures for shareholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the board by email at: investor_relations@manh.com or by mail at: Manhattan Associates, Inc. Board of Directors, 2300 Windy Ridge Parkway, Suite 1000, Atlanta, Georgia 30339. All communications made by this means will be received directly by the Chairman of the Audit Committee.
FORM 10-K EXHIBITS
     We have included with this Proxy Statement a copy of our Form 10-K which is part of our Annual Report for the fiscal year ending December 31, 2007, including the financial statements, schedules and list of exhibits. We will mail without charge, upon written request, a copy of our Form 10-K exhibits. Requests should be sent to Manhattan Associates, Inc., 2300 Windy Ridge Parkway, Suite 1000, Atlanta, Georgia 30339. They are also available, free of charge, at the SEC’s web site, www.sec.gov.

OTHER MATTERS
     Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of the Company and shareholders.

BY ORDER OF THE BOARD OF DIRECTORS, David K. Dabbiere Senior Vice President and Chief Legal Officer

[FRONT OF PROXY CARD]

Proxy — Manhattan Associates, Inc.

2300 Windy Ridge Parkway
Suite 1000
Atlanta, Georgia 30339
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Peter F. Sinisgalli and David K. Dabbiere, Esq., and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of Manhattan Associates, Inc. held of record by the undersigned on March 31, 2008, at the annual meeting of Shareholders to be held on May 30, 2008 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters as described in the accompanying Proxy Statement.
Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
The shares represented by this Proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted “FOR” all Nominees in Proposal 1 and “FOR” Proposal 2.
(Please date and sign on reverse)
(Continued on reverse side)
[BACK OF PROXY CARD]

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2.

1.	Election of Directors:	For	Withhold		For	Withhold

	01 - Brian J. Cassidy	☐	☐	02 - Paul R. Goodwin	☐	☐
	03 - Peter J. Kight	☐	☐	04 - Dan J. Lautenbach	☐	☐

		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
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